I

United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2025

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois 60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OSBC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on May 20, 2025 (the “Original Form 8-K”) by Old Second Bancorp, Inc. (the “Company”) and is being filed to disclose the decision of the Company regarding the frequency with which it will submit proposals to approve executive compensation for a non-binding, advisory vote of stockholders (a “Say-on-Pay”) at future annual meetings of stockholders. No other changes have been made to the Original Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As reported in the Original Form 8-K, at the annual meeting of stockholders held on May 20, 2025, the Company’s stockholders cast the greatest number of votes in favor of holding future Say-on-Pay votes on an annual basis.

In accordance with the recommendation of the Board of Directors, as set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 18, 2025, and consistent with the voting results, the Board has determined that the non-binding advisory Say-on-Pay vote will be conducted annually. This policy will remain in effect until the next required stockholder vote on the frequency of Say-on-Pay votes, or until the Board determines that a different frequency is in the best interests of the Company’s stockholders.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: June 3, 2025	By:	/s/ Bradley S. Adams
Bradley S. Adams
Executive Vice President,
Chief Operating Officer, and
Chief Financial Officer